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                                                                   EXHIBIT 23.1

                      CONSENT OF OPPENHEIMER & CO., INC.

  We hereby consent of the inclusion in the Joint Proxy Statement/Prospectus forming part of this Registration Statement on Form S-4 of our opinion to the Board of Directors of Hollywood Park, Inc. attached as Appendix B to such Joint Proxy Statement/Prospectus and the reference to such opinion and to our firm in such Joint Proxy Statement/Prospectus thereof. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission issued thereunder.

                                          OPPENHEIMER & CO., INC.

                                          By: /s/ Steven H. Reiner
                                            -----------------------------------
                                            Name: Steven H. Reiner
                                                 ------------------------------
                                            Title: Vice President
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Dated: September 17, 1996